Exhibit 16.1

August 26, 2014 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549 Re: SAExploration Holdings, Inc. File No. 001-35471

Grant Thornton LLP

1301 International Parkway, Suite 300

Fort Lauderdale, FL 33323

T 954.768.9900

F 954.768.9908

801 Brickell Avenue, Suite 2450

Miami, FL 33131

T 305.341.8040

F 305.341.8099

www.GrantThornton.com

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of SAExploration Holdings, Inc. dated August 26, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd